Exhibit 99

NEWS

For additional information contact:	Benno Sand-Investor and Financial Media (952) 448-8936
Laurie Walker-Trade Media (952) 448-8066
FOR IMMEDIATE RELEASE
FSI International, Inc. Announces First Quarter Fiscal 2008 Financial Results
     MINNEAPOLIS (Dec. 18, 2007) — FSI International, Inc. (Nasdaq: FSII), a manufacturer of capital equipment for the microelectronics industry, today reported financial results for its fiscal 2008 first quarter ended November 24, 2007.
First Quarter Results
     Sales for the first quarter of fiscal 2008 were $22.4 million, as compared to $37.7 million for the same period of fiscal 2007 and $19.9 million last quarter. The Company’s net loss for the first quarter of fiscal 2008 was $2.1 million, or $0.07 per share, compared to net income of $1.9 million, or $0.06 per share for the first quarter of fiscal 2007 and a net loss of $6.5 million or $0.21 per share last quarter.
     “Our improved financial performance in the first quarter of fiscal 2008 as compared to the fourth quarter of fiscal 2007 reflects the impact of the cost reduction programs implemented last quarter,” said Don Mitchell, FSI chairman and chief executive officer. “Through cost control and headcount reduction activities we reduced our first quarter combined selling, general and administrative and engineering, research and development expenses by $3.2 million, or 22 percent, from the fourth quarter fiscal 2007 combined level, which included $1.1 million of severance cost.”
     Orders for the first quarter of fiscal 2008 of $15.0 million were below the $17 to $21 million guidance the Company provided during its fourth quarter conference call, primarily due to continued weak industry conditions and customer initiated delays. Fiscal 2008 second quarter orders, including the receipt of orders that were originally anticipated during the first quarter, are expected to be between $23.0 and $26.0 million.*
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FSI International, Inc.
December 18, 2007
Page Two
Balance Sheet
     On November 24, 2007, the Company maintained a strong balance sheet with approximately $98 million in assets, including $23 million in cash, restricted cash, cash equivalents and marketable securities. During the first quarter of fiscal 2008, the Company used $1.2 million of net cash in operating activities. At the end of the first quarter, the Company had a current ratio of 4.1 to 1.0 and a book value of $2.57 per share.
Outlook
     Based on the backlog and deferred revenue levels at the end of the first quarter and anticipated second quarter orders, the Company expects second quarter fiscal 2008 revenues to be between $23 and $25 million.* A portion of the expected revenue is subject to either receiving purchase orders or obtaining timely acceptance from the Company’s customers.
     Based upon the anticipated gross profit margin improvement in the quarter, due to the sale of products with higher profit margins than in the first quarter of fiscal 2008, and the operating expense run rate, the Company expects to report between a $1.0 million loss and breakeven for the second quarter.*
     The Company expects to use less than $1.0 million of net cash for operating activities in the second quarter.* Depreciation and amortization is expected to be between $1.0 and $1.1 million in the second quarter. *
Conference Call Details
     Investors will have the opportunity to listen to the conference call at 3:30 p.m. CT today over the Internet. The webcast is being distributed through the Thomson StreetEvents Network to both institutional and individual investors. Individual investors can listen to the call at www.earnings.com, Thomson/CCBN’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson’s password-protected event management site, StreetEvents (www.streetevents.com). For those who cannot listen to the live broadcast, a replay will be available shortly after the call.
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FSI International, Inc.
December 18, 2007
Page Three
About FSI
     FSI International, Inc. is a global supplier of surface conditioning equipment, technology and support services for microelectronics manufacturing. Using the Company’s broad portfolio of cleaning products, which include batch and single-wafer platforms for immersion, spray, vapor and CryoKinetic technologies, customers are able to achieve their process performance, flexibility and productivity goals. The Company’s support services programs provide product and process enhancements to extend the life of installed FSI equipment, enabling worldwide customers to realize a higher return on their capital investment. FSI maintains a web site at http://www.fsi-intl.com.
“Safe Harbor” Statement Under the Private Securities Litigation Reform Act of 1995
     This press release contains certain “forward-looking” statements (*), including, but not limited to, expected orders, expected revenues, expected financial results, expected cash usage, other expected financial performance for the second quarter of fiscal 2008. Except for the historical information contained herein, the matters discussed in this news release are forward-looking statements involving risks and uncertainties, both known and unknown, that could cause actual results to differ materially from those in such forward-looking statements. Such risks and uncertainties include, but are not limited to, changes in industry conditions; order delays or cancellations; general economic conditions; changes in customer capacity requirements and demand for microelectronics; the extent of demand for the Company’s products and its ability to meet demand; global trade policies; worldwide economic and political stability; the Company’s successful execution of internal performance plans; the cyclical nature of the Company’s business; volatility of the market for certain products; performance issues with key suppliers and subcontractors; the level of new orders; the timing and success of current and future product and process development programs; the success of the Company’s distributor in Japan; the success of the Company’s direct distribution organization; legal proceedings; and the potential impairment of long-lived assets; as well as other factors listed herein or from time to time in the Company’s SEC reports, including our latest 10-K annual report and our 10-Q quarterly reports. The Company assumes no duty to update the information in this press release.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	First Quarter Ended
	Nov. 24,	Nov. 25,
	2007	2006
Sales	$22,439	$37,707
Cost of goods sold	13,836	21,513

Gross margin	8,603	16,194
Selling, general and administrative expenses	6,735	8,725
Research and development expenses	4,286	5,998

Operating (loss) income	(2,418)	1,471
Interest and other income, net	299	299

(Loss) income before income taxes	(2,119)	1,770
Income tax	13	42

(Loss) income before equity in earnings of affiliate	(2,132)	1,728
Equity in earnings of affiliate	—	160

Net (loss) income	$(2,132)	$1,888

Net (loss) income per share — basic	($0.07)	$0.06

Net (loss) income per share — diluted	($0.07)	$0.06

Weighted average common shares
Basic	30,545	30,323
Diluted	30,545	30,717
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEET
(in thousands)
(unaudited)

	Nov. 24,	Aug. 25,
	2007	2007
Assets
Current assets
Cash, restricted cash, cash equivalents and marketable securities	$22,467	$23,991
Receivables, net	20,760	17,609
Inventories	25,373	29,625
Other current assets	7,490	7,502

Total current assets	76,090	78,727
Property, plant and equipment, net	19,101	20,022
Restricted cash	500	500
Investment	460	460
Intangible assets, net	387	496
Other assets	1,199	1,199

Total assets	$97,737	$101,404

Liabilities and Stockholders’ Equity
Current liabilities
Trade accounts payable	$3,735	$3,458
Current portion of long-term debt	574	561
Deferred profit*	3,500	3,332
Customer deposits	260	1,306
Accrued expenses	10,608	11,365

Total current liabilities	18,677	20,022
Long-term debt	467	616
Total stockholders’ equity	78,593	80,766

Total liabilities and stockholders’ equity	$97,737	$101,404

*	Deferred profit reflects deferred revenue less manufacturing and other related costs.
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FSI INTERNATIONAL, INC. AND SUBSIDIARIES
MISCELLANEOUS FINANCIAL INFORMATION
(in thousands, except percentages, per share and total employee data)
(unaudited)

	First Quarter Ended
	Nov. 24,	Nov. 25,
	2007	2006
Sales by Area
United States	15%	25%
International	85%	75%
Cash Flow Statement
Capital expenditures	$23	$2,018 (1)
Depreciation	$943	$842
Amortization	$109	$134
Miscellaneous Data
Total employees, including contract	407	572
Book value per share	$2.57	$3.16
Shares outstanding	30,545	30,346

(1)	Includes $1.7 million of metrology equipment financed through a capital lease.
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